UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: May 30, 2006)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 30, 2006, Caraustar Industries, Inc. (the “Company”) accepted the resignation of Jimmy A. Russell, the Company’s Vice President for the Industrial and Consumer Products Group. Mr. Russell’s resignation as an officer is effective July 1, 2006. It is anticipated that he will continue as an employee of the Company until his retirement effective October 1, 2007.

On May 30, 2006 the Company entered into a Separation and Retirement Agreement (the “Agreement”) with Mr. Russell. The material terms of the Agreement are described below.

Mr. Russell will continue as an employee of the Company until October 1, 2007 and will be entitled to receive an annual base salary of $365,260 and is entitled to participate in all welfare and pension benefit plans sponsored or provided by the Company to the same extent and on the same basis as other executive employees of the Company. Mr. Russell will not be entitled to (i) accrue vacation, (ii) receive any short-term or long term incentive payments or any other bonuses or compensation except as set forth in the Agreement; (iii) participate in any short-term or long-term disability plan sponsored or maintained by the Company (iv) be reimbursed for dues or assessments relating to any private club, country club or professional organization; (v) participate in or receive benefits of the Change in Control Severance Agreement by and between Mr. Russell and the Company; (vi) receive reimbursement for any business, entertainment or similar expenses incurred by Mr. Russell unless expressly approved in advance. Pursuant to the terms of the Agreement, Mr. Russell is entitled to an early termination, lump sum payment under the Star Tube Deferred Compensation Plan equal to $51,408, which payment shall be made as soon as reasonably practicable after April 1, 2008. For purposes of all stock option award agreements and the Restricted Stock Agreement by and between Mr. Russell and the Company awarding the performance-accelerated restricted stock, Mr. Russell’s employment shall be deemed terminated on October 1, 2007. Mr. Russell shall continue to be bound by reasonable standards of confidentiality until October 1, 2007. Mr. Russell’s compliance with these obligations shall be a condition to his receipt of any payments and benefits as described in the Agreement, except for his vested and accrued rights under stock option and performance-accelerated restricted stock agreements, the tax qualified pension benefit plans and the Company’s Senior Executive Retirement Plan of which Mr. Russell is a participant and beneficiary.

The description of the Agreement set forth above is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.01 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.01 Separation and Retirement Agreement between Caraustar Industries, Inc. and Jimmy A. Russell, dated May 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2006

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Exhibit No.
Separation and Retirement Agreement	10.01